UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2007

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 557-6360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2007, America First Apartment Investors, Inc. (the "Registrant"), entered into Amended and Restated Employment Agreements with John H. Cassidy, the Registrant’s President and Chief Executive Officer, James J. Egan, the Registrant’s Executive Vice President and Chief Investment Officer, and Paul L. Beldin, the Registrant’s Vice President and Chief Financial Officer. In each case, the Amended and Restated Employment Agreements amend and restate the Employment Agreements with these executive officers that were assumed by the Registrant on December 30, 2005 as a result of the merger of the Registrant’s former external advisory company with and into the Registrant. The Amended and Restated Employment Agreements have been entered into to reflect the transition of the Registrant to a self-advised real estate investment trust and to incorporate amended terms approved by the compensation committee of the Registrant’s Board of Directors (the "Compensation Committee").

In general, each of the Amended and Restated Employment Agreements provide for the payment of a base salary to the named executive officer in an amount determined annually by the Compensation Committee. In addition, each named executive officer will be eligible to receive an annual bonus based on the attainment of performance goals established by the Compensation Committee. Each named executive officer will also be eligible to participate in other employee benefits available generally to employees of the Registrant, including the opportunity to receive awards under the Registrant’s 2006 Equity Incentive Plan (the "2006 Plan"). As with any awards made under 2006 Plan, award to the named executive officers, and the terms and conditions thereof, will be determined in the discretion of the Compensation Committee.

Each Amended and Restated Employment Agreement has an indefinite term, but will terminate upon the death or disability of the executive officer or upon termination by either the executive officer or the Registrant. If a named executive officer’s employment is terminated due to his death or disability, the executive (or his estate) will be entitled to receive an amount equal to six months of his base salary as of the date of the termination plus an amount representing a bonus for year to date performance as determined by the Compensation Committee, but in no event less than 20% of the threshold bonus established for such executive officer for such current year. If a named executive officer’s employment is terminated by the Registrant without "cause", he will receive a severance payment equal to twelve months of his base salary as of the date of the termination plus an amount representing a bonus for year to date performance as determined by the Compensation Committee, but in no event less than 20% of the threshold bonus established for such executive officer for such current year. "Cause" means any material and uncured breach of the Employment Agreement by named executive officer, including a failure to perform his duties in a manner consistent with the terms of his Employment Agreement or the persistent failure or refusal to comply with any lawful direction of the Board, or any action taken by the named executive officer in connection with his duties hereunder which is fraudulent or illegal, violates his duty of loyalty or constitutes gross negligence. Each executive officer will receive an additional cash payment in the event his employment is terminated without cause, or he terminates his employment for "good reason," in contemplation of or within 12 months after a "change in control" of the Registrant. In no event, however, may the total severance payments (including, among other things, the value of any early vesting of stock options or other equity-based awards which may occur as a result of a change in control) made to any executive officer due to termination of employment in contemplation of or within 12 months after a change in control of the Registrant exceed the maximum amount which may be paid without imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code or resulting in a loss of tax deduction to the Registrant under Section 280G of the Internal Revenue Code. For purposes of the Employment Agreements, a "change in control" means any one of the following events: (a) a dissolution or liquidation of the Registrant, (b) a sale of substantially all of the assets of the Registrant, (c) a merger or combination involving the Registrant after which the owners of common stock of the Registrant immediately prior to the merger or combination own less than 50% of the outstanding shares of common stock of the surviving corporation, or (d) the acquisition of more than 30% of the outstanding shares of common stock of the Registrant, whether by tender offer or otherwise, by any person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Registrant. An executive officer will be deemed to have terminated his employment for "good reason" if there has been: (a) a material reduction of his duties, titles or responsibilities or the assignment of any duties, responsibilities or reporting requirements that are materially inconsistent with his position, (b) a reduction in his annual base salary or bonus target; (c) if he is required to perform his duties in another city, or (d) the Registrant has breached the terms of his Employment Agreement and failed to cure the breach within 30 days.

The Employment Agreement for each executive officer also includes customary noncompetition and confidentiality provisions. However, Mr. Cassidy’s agreement provides for a substantially more stringent noncompetition agreement which provides that for one year after termination of employment for any reason he may not become a direct employee of, or serve as a consultant to, any company which is engaged in the ownership, operation and/or management of multi family apartment properties which owns, operates and/or manages a total of more than 1,000 rental units located in the United States. In consideration of this noncompetition provision, the Registrant will pay Mr. Cassidy an amount equal to 150% of his then current base salary, but not to exceed $420,000, at the time his employment terminates, all of which is recoverable by the Registrant if Mr. Cassidy breaches his noncompetition agreement.

Item 9.01 Financial Statements and Exhibits.

10.1 Amended and Restated Employment Agreement, dated February 21, 2007, between the Registrant and John H. Cassidy.

10.2 Amended and Restated Employment Agreement, dated February 21, 2007, between the Registrant and James J. Egan.

10.3 Amended and Restated Employment Agreement, dated February 21, 2007, between the Registrant and Paul L. Beldin.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

February 23, 2007	By:	/s/ Jack H. Cassidy

Name: Jack H. Cassidy
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated February 21, 2007, between the Registrant and John H. Cassidy.
10.2	Amended and Restated Employment Agreement, dated February 21, 2007, between the Registrant and James J. Egan.
10.3	Amended and Restated Employment Agreement, dated February 21, 2007, between the Registrant and Paul L. Beldin.